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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 10, 2005

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                     1-9210              95-4035997
  (State or other jurisdiction        (Commission         (I.R.S. Employer
        of incorporation)             File Number)       Identification No.)

              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                             90024
      (Address of principal executive offices)                 (ZIP code)

               Registrant's telephone number, including area code:
                                 (310) 208-8800

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement
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     On February 10, 2005, the Board of Directors of Occidental Petroleum
Corporation ("Occidental") approved an extension of the November 2000 employment agreement with Dr. Ray R. Irani, Occidental's Chairman, President and Chief Executive Officer. The new amended and restated agreement extends the term from May 2007 to May 2010, and also clarifies that salary increases and bonus awards may be paid in Occidental common stock, cash or a combination of both, and increases his life insurance coverage following retirement from two to three times his highest annual salary. In addition, certain technical corrections were made to comply with the 2004 American Jobs Creation Act.

     A summary of the terms and conditions of the amended and restated agreement is as follows:

     The agreement, as amended and restated, is for a term expiring on the earlier of Occidental's 2010 Annual Meeting of Stockholders or May 30, 2010 with an annual salary at a minimum rate of $1,300,000, subject to annual increase (and, as part of across-the-board reductions for other officers, decrease), as well as an annual cash bonus, in each case at the reasonable discretion of the Board of Directors and the Executive Compensation and Human Resources Committee (the "Committee"). Salary increase and bonuses may be paid at the discretion of the Committee in cash, common stock or a combination thereof. In addition, Dr. Irani is eligible to participate in Occidental's group life insurance, medical and dental care (including coverage for his wife and children), disability, retirement, personal savings account, deferred compensation and other plans or benefits which Occidental may provide for employees and other senior executives. During the term and thereafter until his death, Dr. Irani will receive life insurance at least equal to three times his highest career annual salary, which life insurance shall be assignable at Dr. Irani's option. Prior to retirement, Dr. Irani will receive six weeks paid vacation each calendar year (which will accrue and for which he will be entitled to be paid for any accrued but unused vacation time upon termination of the agreement) and the minimum perquisites to which he was entitled prior to November 30, 2000.

     Following his retirement or upon the termination of his employment by Occidental, Dr. Irani will continue to receive medical and dental benefits no less favorable than those provided prior to his retirement or termination and his existing perquisites, including the personal tax, accounting and financial planning services currently provided to him. Upon retirement, notwithstanding the provisions of the award agreements, all of Dr. Irani's unvested stock options and SARs and restricted stock awards will immediately vest and become exercisable and his performance stock awards will become immediately vested and fully payable. If the agreement is terminated due to Dr. Irani's death, Dr. Irani's estate will be entitled to a pro rata portion of any bonus he was eligible to receive for the year of his death. If Dr. Irani is married at the time of his death, his wife will be entitled, for the remainder of her life, to continuation of medical benefits. If Dr. Irani is terminated by Occidental for any reason, or if Dr. Irani terminates employment because Occidental materially breaches the agreement, Dr. Irani is entitled to receive three times his highest annual salary and bonus for any calendar year commencing with January 1, 2000 (subject to certain offsets of disability benefits in the case of termination due to disability), without obligation to mitigate, payable in an undiscounted lump sum not later than two and one half months from the end of the calendar year in which the termination occurs. In such event of termination, Dr. Irani is also entitled to receive his medical, dental, welfare and life insurance benefits; his existing perquisites and the full and immediate vesting of his restricted stock, stock


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options and any other long-term incentive benefits; provided that the options or stock appreciation rights shall be exercisable as if he had retired on such date. If after termination of his employment, Dr. Irani is not eligible to participate in Occidental's benefit plans as contemplated by his employment agreement, then Occidental will provide Dr. Irani with substantially equivalent benefits and will reimburse him for any additional tax liabilities incurred by him as a result of his receipt of such benefits. If Occidental materially breaches the agreement and does not cure the breach after notice thereof, Dr. Irani may terminate his employment and treat such occurrence as if it were a termination by Occidental; provided that it shall not be a material breach if, following the merger or sale of Occidental or substantially all of its assets, Dr. Irani continues to have substantially the same executive duties and reports to the acquirer's board of directors. The agreement also holds Dr. Irani harmless from the effects of any excise or other taxes payable under or as a result of Sections 280G and 4999 of the Internal Revenue Code of 1986 or comparable state law by reason of a change of control, including taxes payable on any amounts paid pursuant to this hold harmless provision.

     During and after the term of the agreement, Dr. Irani is entitled to the payment of all legal fees other than those of a purely personal nature. In addition, the agreement provides for additional indemnification for Dr. Irani to the fullest extent permitted by applicable law and for Occidental to maintain Directors' and Officers' liability insurance with policy limits aggregating not less than $100 million, insuring Dr. Irani against occurrences which occur during the term of the agreement.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)



DATE: February 15, 2005       S. P. Dominick, Jr.
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                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)